Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Second Quarter 2015

Livermore, Calif., August 5, 2015 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its second quarter ended June 30, 2015:

Second Quarter Financial Highlights

•	Total revenues of $41.3 million, compared to $57.4 million in the prior year period, down 28%

•	Net income of $0.7 million, or $0.01 per diluted share, compared to $5.9 million, or $0.12 per diluted share, in the prior year period

•	Adjusted EBITDA of $8.4 million, compared to $16.7 million in the prior year period

•	Adjusted net income of $2.3 million, or $0.05 per diluted share, compared to $7.2 million and $0.14 per diluted share, respectively, in the prior year period

Second Quarter 2015 Results

“We delivered solid second quarter results driven by sequential growth compared to the first quarter of 2015 in our student lending business combined with our ongoing focus on productivity and disciplined cost management. Our commercial healthcare is on track with our growth targets, while we continue to operate under the limited scope of the CMS recovery audit contract as the contract re-bidding process remains stalled,” said Lisa Im, Performant Financial’s Chief Executive Officer.

Student lending revenues in the second quarter were $31.0 million, a decrease of 23% from $40.1 million in the prior year period, primarily due to fluctuations in loan placement volumes from the second half of 2014 and the reduction in rehabilitation fees that we receive from our Guaranty Agency customers that became effective July 1, 2014. The U.S. Department of Education and Guaranty Agencies accounted for revenues of $10.5 million and $20.5 million, respectively, in the second quarter of 2015, compared to $14.6 million and $25.5 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $1.7 billion, compared to $1.9 billion in the prior year period.

Healthcare revenues in the second quarter were $5.3 million, down from $11.3 million in the prior year period, due to significant limitations on the scope of recovery activities under the CMS contract. Medicare audit recovery revenues were $3.0 million in the second quarter, a decline of $7.6 million from the prior year period. Commercial clients contributed revenues of $2.2 million in the second quarter of 2015, an increase of $1.5 million from the prior year period.

Other revenues in the second quarter were $5.1 million, down from $6.0 million in the prior year period primarily due to the completion of a state tax amnesty audit project.

As of June 30, 2015, the Company had cash and cash equivalents of approximately $76.1 million.

Business Outlook

“We are focused on optimizing our business as we wait for clarity on the timing of two key contract re-compete awards in our healthcare and student loan markets. Based on our solid first half results and strong productivity in the first half, we now expect to achieve the upper end of our 2015 revenue guidance of $150 million to $160 million.

“We continue to remain optimistic about the long-term growth opportunities in both markets we serve,” concluded Im.

Terms used in this Press Release
Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 13614535. The telephonic replay will be available approximately three hours after the call, through August 12, 2015.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial guidance for 2015 . These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that our agreements with CMS and the Department of Education, two of our largest customers, are currently subject to rebidding processes, that transition rules have significantly limited our activity under the existing RAC contract, the high level of revenue concentration among the Company's five largest customers, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2014 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations

Contact Information
Richard Zubek
Investor Relations
925-960-4988 investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,056	$80,298
Trade accounts receivable, net of allowance for doubtful accounts of $33 and $32, respectively	15,008	15,047
Deferred income taxes	7,417	7,605
Prepaid expenses and other current assets	12,789	12,559
Income tax receivable	1,866	4,394
Debt issuance costs, current portion	1,122	986
Total current assets	114,258	120,889
Property, equipment, and leasehold improvements, net	26,628	27,647
Identifiable intangible assets, net	26,962	29,093
Goodwill	82,522	82,522
Debt issuance costs, net	1,569	2,456
Other assets	206	222
Total assets	$252,145	$262,829
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable	$9,193	$9,820
Accrued salaries and benefits	7,833	5,380
Accounts payable	2,164	1,370
Other current liabilities	5,400	8,452
Estimated liability for appeals	18,711	18,625
Net payable to client	15,161	12,110
Total current liabilities	58,462	55,757
Notes payable, net of current portion	90,875	101,975
Deferred income taxes	10,786	11,666
Other liabilities	2,455	2,259
Total liabilities	162,578	171,657
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2015 and December 31, 2014; issued and outstanding 49,402 and 49,350 shares at June 30, 2015 and December 31, 2014, respectively	5	5
Additional paid-in capital	59,400	57,329
Retained earnings	30,162	33,838
Total stockholders’ equity	89,567	91,172
Total liabilities and stockholders’ equity	$252,145	$262,829

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$41,262	$57,419	$79,821	$116,043
Operating expenses:
Salaries and benefits	22,142	24,269	45,866	49,056
Other operating expenses	15,510	20,381	34,705	40,646
Total operating expenses	37,652	44,650	80,571	89,702
Income (loss) from operations	3,610	12,769	(750)	26,341
Interest expense	(2,278)	(2,605)	(4,663)	(5,309)
Income (loss) before provision for (benefit from) income taxes	1,332	10,164	(5,413)	21,032
Provision for (benefit from) income taxes	606	4,251	(1,737)	8,774
Net income (loss)	$726	$5,913	$(3,676)	$12,258
Net income (loss) per share
Basic	$0.01	$0.12	$(0.07)	$0.25
Diluted	$0.01	$0.12	$(0.07)	$0.25
Weighted average shares
Basic	49,388	48,486	49,373	48,457
Diluted	49,960	49,686	49,373	49,662

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2015	2014
Net income (loss)	$(3,676)	$12,258
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on disposal of asset	2	22
Depreciation and amortization	6,852	5,991
Deferred income taxes	(692)	(2,080)
Stock-based compensation	2,167	1,782
Interest expense from debt issuance costs and amortization of discount note payable	667	593
Changes in operating assets and liabilities:
Trade accounts receivable	39	3,015
Prepaid expenses and other current assets	(230)	1,258
Income tax receivable	2,528	—
Other assets	149	30
Accrued salaries and benefits	2,453	(2,619)
Accounts payable	794	(940)
Other current liabilities	(2,558)	(1,598)
Income taxes payable	—	143
Estimated liability for appeals	86	3,118
Net payable to client	3,051	—
Other liabilities	460	106
Net cash provided by operating activities	12,092	21,079
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(3,696)	(5,072)
Net cash used in investing activities	(3,696)	(5,072)
Cash flows from financing activities:
Repayment of notes payable	(11,727)	(16,600)
Proceeds from exercise of stock options	25	137
Income tax benefit from employee stock options	(121)	508
Payment of purchase obligation	(815)	(500)
Net cash used in financing activities	(12,638)	(16,455)
Net decrease in cash and cash equivalents	(4,242)	(448)
Cash and cash equivalents at beginning of period	80,298	81,909
Cash and cash equivalents at end of period	$76,056	$81,461
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$(3,322)	$10,186
Cash paid for interest	$3,999	$4,705

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted Earnings Per Diluted Share:
Net income (loss)	$726	$5,913	$(3,676)	$12,258
Plus: Adjustment items per reconciliation of adjusted net income	1,609	1,253	5,473	2,508
Adjusted net income	2,335	7,166	1,797	14,766
Adjusted Earnings Per Diluted Share	$0.05	$0.14	$0.04	$0.30
Diluted avg shares outstanding (6)	49,960	49,686	50,065	49,662

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net income (loss)	$726	$5,913	$(3,676)	$12,258
Provision for (benefit from) income taxes	606	4,251	(1,737)	8,774
Interest expense	2,278	2,605	4,663	5,309
Transaction expenses (1)	41	—	3,270	—
Restructuring and other expenses (4)	234	—	930	—
Depreciation and amortization	3,310	3,058	6,852	5,991
Stock-based compensation	1,164	891	2,167	1,782
Adjusted EBITDA	$8,359	$16,718	$12,469	$34,114

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted Net Income:
Net income (loss)	$726	$5,913	$(3,676)	$12,258
Transaction expenses (1)	41	—	3,270	—
Stock-based compensation	1,164	891	2,167	1,782
Amortization of intangibles (2)	950	933	2,138	1,866
Deferred financing amortization costs (3)	292	265	616	532
Restructuring and other expenses (4)	234	—	930	—
Tax adjustments (5)	(1,072)	(836)	(3,648)	(1,672)
Adjusted Net Income	$2,335	$7,166	$1,797	$14,766

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendment of the terms of the note payable in 2014.
(4) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants in 2015.
(5) Represents tax adjustments assuming a marginal tax rate of 40%.
(6) While net income (loss) for the six months ended June 30, 2015 reflects a net loss of $(3,676), the computation of adjusted net income results in adjusted net income of $1,797. Therefore, the calculation of the adjusted earnings per diluted share includes dilutive common share equivalents of 692 added to the basic weighted average shares of 49,373.